SECTION 906 CERTIFICATION


Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Quantitative Group of Funds d/b/a/ Quant Funds (the "Fund"), hereby certifies, to the best of his knowledge, that the Fund's Report on Form N-CSR for the period ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13 (a) or 15
(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


Dated: June 3, 2005



/s/ Willard L. Umphrey
Willard L. Umphrey
President


This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or a separate disclosure document.

A signed original of this written statement required by section 906 has been provided to the Fund and will be retained by the Fund and furnished to the SEC or its staff upon request.



                            SECTION 906 CERTIFICATION


Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Quantitative Group of Funds d/b/a/ Quant Funds (the "Fund"), hereby certifies, to the best of his knowledge, that the Fund's Report on Form N-CSR for the period ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13 (a) or 15
(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


Dated: June 3, 2005


/s/ Leon Okurowski
Leon Okurowski
Treasurer


This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or a separate disclosure document.

A signed original of this written statement required by section 906 has been provided to the Fund and will be retained by the Fund and furnished to the SEC or its staff upon request.